Ex.99.1
Katapult Announces Second Quarter 2023 Financial Results

Gross Originations Up Year-Over-Year For Third Consecutive Quarter; Revenue Also Up Year-Over-Year

Third Quarter Outlook Includes Continued Growth in Gross Originations and Revenue

PLANO, Texas, August 9, 2023 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the second quarter ended June 30, 2023.

“During the quarter, our team continued to build the foundation for sustainable, profitable growth,” said Orlando Zayas, CEO of Katapult. “Our financial results were strong; year-over-year, we grew gross originations by 18% and revenue by nearly 3%, and we improved our Adjusted EBITDA performance by more than $5 million. We believe we offer merchants a unique growth channel by providing access to an underserved and loyal base of consumers. At the same time, we provide consumers with a lease-to-own product that allows them to gain access to the durable goods they need at fair and transparent pricing terms. With these strong value propositions, we are well positioned to grow both our merchant base and our customer base profitably, and create a flywheel for sustainable, profitable growth. We look forward to continuing to unlock the power of our business model while focusing on our mission to help an underserved community gain access to critical financial resources while driving growth for our merchant partners.”

Second Quarter 2023 Financial and Operational Highlights:

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $54.7 million, an increase of 18.0%
◦Approximately 51% of gross originations for the second quarter of 2023 came from repeat customers1
•Total revenue was $54.6 million, an increase of 2.9%.
•Net loss was $6.4 million for the second quarter of 2023 which compares favorably to net loss of $10.3 million reported for the second quarter of 2022. Net loss improvement in the second quarter of 2023 was driven primarily by an increase in total revenue and decrease in operating expenses as a result of the completion of our operating expense reduction initiative. Total operating expenses in the second quarter were down 16.5% and fixed cash operating expenses were down approximately 24.6%.
•Adjusted net loss2 improved to $4.5 million for the second quarter of 2023 compared with an adjusted net loss of $10.8 million reported for the second quarter of 2022.
•Adjusted EBITDA2 loss improved to $0.3 million for the second quarter of 2023 compared to an Adjusted EBITDA2 loss of $5.3 million in the prior year period.
•Katapult ended the quarter with total cash and cash equivalents of $38.2 million.
•Customer satisfaction remained high and Katapult had a Net Promoter Score of 64 as of June 30, 2023.
•Writeoffs as a percentage of revenue were 9.2% in the second quarter of 2023 compared to 8.4% in the first quarter of 2023. This increase was due to seasonal patterns and trends and remains within the Company’s 8 to 10% long-term target range.

Ex.99.1

[1] Repeat rate is defined as the percentage of originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Third Quarter 2023 Business Outlook

The Company continues to navigate an evolving macro environment. While there are tailwinds such as better inflation data and a reduced likelihood of a recession in the U.S., interest rates remain elevated, lending standards are tight and the potential resumption of student loan repayment requirements may impact consumers’ abilities to take on new leases. However, lease-to-own solutions have historically benefited when prime credit options become less available. Based on these dynamics and the operating plan in place for the second half of 2023, in the third quarter of 2023 Katapult expects to deliver:

•A 14%-16% year-over-year increase in gross originations.
•A 5-7% year-over-year increase in revenue. As a reminder, there is a lag between new gross originations and revenue. Based on this, the Company expects to see the revenue benefit from gross originations recorded this quarter in future quarters.
•Meaningful improvement in its Adjusted EBITDA performance compared with the third quarter of last year, reflecting both its revenue growth expectation and a further reduction of fixed cash operating expenses. Fixed cash operating expenses are expected to be down approximately 25% year-over-year

"We delivered strong financial performance in the first half of 2023 and are well positioned heading into the second half of the year,” said Nancy Walsh, CFO of Katapult. “During the second quarter, we saw continued momentum in our gross originations and steady revenue growth, and this topline progress coupled with our streamlined cost structure allowed us to improve our Adjusted EBITDA substantially year-over-year.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, August 9, 2023, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative, mobile app featuring Katapult PayTM, consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Ex.99.1
Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our third quarter 2023 business outlook and our ability to weather the macroeconomic headwinds, including that lease-to-own solutions function as a countercyclical hedge, and our ability to drive revenue growth and profitability. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, launching new product offerings, new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; adoption and success of our new mobile application featuring, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing;

Ex.99.1
ability to service our indebtedness; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.
Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Ex.99.1
Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, loss on partial extinguishment of debt, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets and stock-based compensation expense.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability and stock-based compensation expense.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less variable lease costs such as underwriting fees and servicing costs, as well as non-cash equity-based compensation expenses. Management believes that fixed cash operating expenses provides a meaningful understanding of controllable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or

Ex.99.1
performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Reverse Stock Split

All share and per share amounts in the condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheets have been retroactively adjusted for all periods presented to give effect to the reverse stock split that was effective as of 5:00 p.m. on July 27, 2023.

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Rental revenue	$53,874	$51,911	$108,598	$110,815
Other revenue	697	1,128	1,649	2,102
Total revenue	54,571	53,039	110,247	112,917
Cost of revenue	43,874	44,849	86,047	92,962
Gross profit	10,697	8,190	24,200	19,955
Operating expenses:
Servicing costs	1,103	1,131	2,093	2,337
Underwriting fees	480	423	948	910
Professional and consulting fees	1,623	2,259	4,278	5,547
Technology and data analytics	1,959	2,455	3,624	4,864
Compensation costs	5,768	6,470	12,825	11,847
General and administrative	2,746	3,649	5,680	7,459
Total operating expenses	13,679	16,387	29,448	32,964
Loss from operations	(2,982)	(8,197)	(5,248)	(13,009)
Loss on partial extinguishment of debt	—	—	(2,391)	—
Interest expense and other fees	(4,098)	(4,405)	(9,287)	(8,686)
Interest income	427	—	1,047	—
Change in fair value of warrant liability	257	2,323	389	5,412
Loss before income taxes	(6,396)	(10,279)	(15,490)	(16,283)
Provision for income taxes	(14)	(65)	(34)	(100)
Net loss	$(6,410)	$(10,344)	$(15,524)	$(16,383)

Weighted average common shares outstanding - basic and diluted	4,073	3,918	4,023	3,921

Net loss per common share - basic and diluted	$(1.57)	$(2.64)	$(3.86)	$(4.18)

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$38,228	$65,430
Restricted cash	3,343	4,411
Property held for lease, net of accumulated depreciation and impairment	54,352	50,278
Prepaid expenses and other current assets	6,485	8,515
Total current assets	102,408	128,634
Property and equipment, net	471	557
Security deposits	91	91
Capitalized software and intangible assets, net	2,021	1,847
Right-of-use assets	574	772
Total assets	$105,565	$131,901
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$974	$1,264
Accrued liabilities	14,588	14,532
Term loan	—	25,000
Unearned revenue	1,988	1,552
Lease liabilities	304	382
Total current liabilities	17,854	42,730
Revolving line of credit	63,538	57,639
Term loan, non-current	23,644	23,057
Other liabilities	513	902
Lease liabilities, non-current	296	445
Total liabilities	105,845	124,773
STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,021,614 and 3,943,423 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	91,920	83,804
Accumulated deficit	(92,200)	(76,676)
Total stockholders' (deficit) equity	(280)	7,128
Total liabilities and stockholders' (deficit) equity	$105,565	$131,901

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(15,524)	$(16,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,646	62,438
Net book value of property buyouts	12,921	19,040
Impairment expense	10,515	7,490
Change in fair value of warrants liability	(389)	(5,412)
Stock-based compensation	4,303	2,946
Loss on partial extinguishment of debt	2,391	—
Amortization of debt discount	1,592	2,107
Amortization of debt issuance costs, net	145	181
Accrued PIK Interest	864	785
Amortization of right-of-use assets	198	179
Change in operating assets and liabilities:
Property held for lease	(86,725)	(72,844)
Prepaid expenses and other current assets	2,030	(397)
Accounts payable	(290)	(277)
Accrued liabilities	(437)	(899)
Lease liabilities	(227)	(201)
Unearned revenues	436	(512)
Net cash used in operating activities	(8,551)	(1,759)
Cash flows from investing activities:
Purchases of property and equipment	—	(153)
Additions to capitalized software	(519)	(845)
Net cash used in investing activities	(519)	(998)
Cash flows from financing activities:
Proceeds from revolving line of credit	9,380	9,935
Principal repayments on revolving line of credit	(3,311)	(16,171)
Principal repayment on term loan	(25,000)	—
Payments of deferred financing costs	(22)	—
Repurchases of restricted stock	(247)	(244)
Proceeds from exercise of stock options	—	60
Net cash used in financing activities	(19,200)	(6,420)
Net decrease in cash, cash equivalents and restricted cash	(28,270)	(9,177)
Cash, cash equivalents and restricted cash at beginning of period	69,841	96,431
Cash, cash equivalents and restricted cash at end of period	$41,571	$87,254

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,602	$5,200
Cash paid for income taxes	$108	$362
Debt issuance cost included in accrued liabilities	$493	$—
Issuance of warrants to purchase common stock in connection with debt refinancing	$4,060	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,139

Ex.99.1

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenue	$54,571	$53,039	$110,247	$112,917
Cost of revenue	43,874	44,849	86,047	92,962
Gross profit	10,697	8,190	24,200	19,955
Less:
Servicing costs	1,103	1,131	2,093	2,337
Underwriting fees	480	423	948	910
Adjusted gross profit	$9,114	$6,636	$21,159	$16,708

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(6,410)	$(10,344)	$(15,524)	$(16,383)
Add back:
Interest expense and other fees	4,098	4,405	9,287	8,686
Interest income	(427)	—	(1,047)	—
Change in fair value of warrant liability	(257)	(2,323)	(389)	(5,412)
Provision for income taxes	14	65	34	100
Depreciation and amortization on property and equipment and capitalized software	235	186	432	308
Impairment of leased assets	254	866	806	315
Loss on partial extinguishment of debt	—	—	2,391	—
Stock-based compensation expense	2,213	1,857	4,303	2,946
Adjusted EBITDA	$(280)	$(5,288)	$293	$(9,440)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(6,410)	$(10,344)	$(15,524)	$(16,383)
Add back:
Change in fair value of warrant liability	(257)	(2,323)	(389)	(5,412)
Stock-based compensation expense	2,213	1,857	4,303	2,946
Adjusted net loss	$(4,454)	$(10,810)	$(11,610)	$(18,849)

Ex.99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total operating expenses	$13,679	$16,387	$29,448	$32,964
Less:
Depreciation and amortization on property and equipment and capitalized software	235	186	432	308
Stock based compensation expense	2,213	1,857	4,303	2,946
Servicing costs	1,103	1,131	2,093	2,337
Underwriting costs	480	423	948	910
Fixed cash operating expenses	$9,648	$12,790	$21,672	$26,463

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenue	54,571	53,039	110,247	112,917

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2023	$54.7	$54.7	$—	$—
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1